SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2003

IHOP CORP.
(Exact name of registrant as specified in its charter)

Delaware

0-8360

95-3038279

(State or other jurisdiction of incorporation or organization)	(Commision File Number)	(I.R.S. Employer Identification No.)

450 North Brand, Glendale, California

91203

(Address of principal executive offices)		(Zip Code)

(818) 240-6055
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 7, 2003 IHOP Corp. issued a press release announcing its second quarter 2003 financial results. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Also on August 7, 2003, IHOP Corp. held a conference call to discuss its second quarter 2003 financial results. A copy of the prepared remarks of management is attached as Exhibit 99.2, and incorporated herein by reference.

The prepared remarks of management and the slide presentation accompanying management’s discussion during the conference call include references to the non-GAAP financial measure “free cash flow.”  The Company defines “free cash flow” for a given period as cash provided by operating activities for such period, less capital expenditures for such period.  Management utilizes free cash flow as a measure of operating efficiency to determine the amount of cash remaining for general corporate and strategic purposes after funding operating activities and capital expenditures.  Management believes this information is helpful to investors to determine the Company’s cash available for these purposes.  Free cash flow for any given period may be affected by a variety of factors, including but not limited to, changes in assets and liabilities and the timing of purchases and payments.  Free cash flow is a supplemental non-GAAP measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The following table reconciles the Company’s guidance with respect to free cash flow for the year ending December 31, 2003, to the Company’s projected cash provided by operating activities for the year ending December 31, 2003:

Year Ending December 31, 2003
(dollars in thousands)
Cash flows from operating activities:	$ 75,000 - $ 75,000
Capital expenditures	(90,000) - (100,000)
Free cash flow	$(15,000) - $ (25,000)

Exhibits

Exhibit Number	Description

99.1	Press release of Registrant, dated August 7, 2003.
99.2	Prepared remarks of management of Registrant for conference call held on August 7, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: August 12, 2003	By:	/s/ MARK D. WEISBERGER
Mark D. Weisberger
Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press release of Registrant, dated August 7, 2003.
99.2	Prepared remarks of management of Registrant for conference call held on August 7, 2003.